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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-57577, 333-61780, 333-75479, 333-34261,
333-108163 and 333-120906) of Kendle International Inc. of our report dated February 11, 2003, relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
March 15, 2005